Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES SECOND QUARTER 2014 RESULTS

NEW YORK—(BUSINESS WIRE)—August 7, 2014—Newcastle Investment Corp. (NYSE:NCT; “Newcastle”, the “Company”) today reported the following information for the quarter ended June 30, 2014.

FINANCIAL HIGHLIGHTS

•	GAAP Income of $31 million, or $0.09 per basic share

•	Core Earnings of $30 million, or $0.09 per basic share

BUSINESS HIGHLIGHTS

•	Board of Directors approved a plan to spin the senior housing business

•	Acquired $214 million of senior housing assets, investing $199 million of equity

•	Generated $174 million return of capital in real estate debt portfolio

•	Sold $345 million of assets, resulting in $36 million net gain on sale

•	Board of Directors approved a 3-for-1 reverse common stock split

	2Q 2014		1Q 2014
Summary Operating Results:
GAAP Income	$31 million	*	$4 million	*
GAAP Income per Basic Share	$0.09		$0.01

Non-GAAP Results:
Core Earnings**	$30 million		$34 million
Core Earnings per Basic Share**	$0.09		$0.10

GAAP Book Value:	$2.08		$2.12

*	2Q 2014 GAAP Income includes net gain on sale of $36 million, or $0.10 per basic share, and depreciation and amortization of $31 million, or $0.09 per basic share. Net gain on sale of $36 million includes $41 million of gain on sale less $3 million of unamortized debt discount and $2 million of transaction expense. 1Q 2014 GAAP Income includes gain on sale of $2 million, or $0.01 per basic share, and total depreciation and amortization of $34 million, or $0.10 per basic share, including $4 million, or $0.01 per share from New Media, which is recorded in discontinued operations.
**	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

Highlights for the quarter ended June 30, 2014

•	Senior Housing – On June 16, Newcastle announced that its Board approved a plan to spin off its senior housing business. Newcastle intends to effect the spin-off by distributing shares of its subsidiary, New Senior Investment Group Inc. (“New Senior”, NYSE: SNR) to the holders of Newcastle’s common stock. New Senior will be a publicly traded real estate investment trust with a diversified portfolio of senior housing properties. As of June 30, New Senior owned 95 senior housing properties, totaling $1.8 billion of assets, throughout the United States.

In the second quarter, Newcastle acquired 9 properties for $214 million, investing $199 million of equity:

•	Triple Net Lease Transaction – On June 30, Newcastle acquired 6 rental continuing care retirement communities (“CCRCs”) for a total purchase price, including transaction costs, of approximately $190 million. The purchase price was funded with unrestricted cash. Concurrently with the acquisition, the Company entered into a triple net master lease agreement with Lifecare Companies LLC. The lease has an initial term of 15 years with two 5-year renewal options. The unlevered initial cash lease yield is 7.6%, with 3.75% increases in years 2 to 4 and 2.50% in years 5 to 15.

•	Managed Properties – On May 27, Newcastle acquired 3 senior housing properties for a total purchase price of approximately $24 million. Newcastle funded the transaction with $15 million of debt and $9 million of equity. The Company expects to generate an approximate 15% initial return on equity and over 20% upon stabilization, although actual results may differ materially. This portfolio is managed by Blue Harbor, which is an affiliate of Newcastle’s manager and of Fortress Investment Group LLC. Including this portfolio, Blue Harbor will manage a total of 17 properties for the Company.

Newcastle is also in contract to acquire 8 properties for a total purchase price of $130 million and has an active acquisition pipeline of over $1 billion. There can be no assurance that the Company will complete investments under contract, which are subject to the completion of diligence and other closing conditions, or any other investments in the pipeline.

•	CDOs & Other – In the quarter, Newcastle realized $174 million return of capital from asset sales, pay downs and financings. The Company sold $345 million of loans and securities at an average price of 102.5% of par, generating $137 million of principal recovery and a net gain on sale of $36 million*. It also received $47 million of asset pay downs, resulting in $11 million of principal recovery, and raised $26 million from the financing of CDO VIII direct holdings owned on balance sheet.

Asset sales in the quarter:

•	Manufactured Housing Loans – On May 12, Newcastle sold $222 million face amount of loans at 104% of par, or $231 million of proceeds. The sale resulted in $85 million of principal recovery to Newcastle and generated a net gain on sale of $20 million.

•	Debt Securities – In the quarter, Newcastle sold $123 million face amount of debt securities held in CDO VIII and on balance sheet at 99.8%. The sale resulted in $52 million of principal recovery to Newcastle and generated a gain on sale of $16 million.

*	Net gain on sale includes $41 million of gain on sale less $3 million of unamortized debt discount and $2 million of transaction expense.

•	Dividend – On June 13, Newcastle declared a second quarter dividend of $0.10 per common share.

3-FOR-1 REVERSE STOCK SPLIT

The Company also announced today that its Board of Directors has approved a 3-for-1 reverse stock split of its common stock. The Company expects the reverse stock split will be effective after the close of trading on Monday, August 18, 2014, and that shares of the Company’s common stock will begin trading on a split-adjusted basis on Tuesday, August 19, 2014.

As a result of the reverse stock split, every three shares of the Company’s common stock will be converted into one share of common stock, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 352 million to approximately 117 million. The Company’s common stock will continue to trade on the New York Stock Exchange under the symbol “NCT.”

No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fractional share of the Company’s common stock will be entitled to receive a cash payment in lieu of a fractional share.

The reverse stock split is not subject to stockholder approval and will not change the authorized number of shares of common stock or preferred stock of the Company or the par value of the Company’s common stock or preferred stock.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q, which will be available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Thursday, August 7, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter 2014 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 21, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “74226768.”

Investment Portfolio as of June 30, 2014

($ in millions, except where otherwise noted)

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investment
Commercial Assets
CMBS	$244	$164	6.3%	$207	40	B+	2.1
Mezzanine Loans	157	125	4.8%	125	8	86%	1.3
B-Notes	70	66	2.6%	66	2	84%	1.6
Whole Loans	1	1	—%	1	1	2%	0.5
CDO Securities (4)	17	6	0.2%	13	2	B	8.7
Other Investments (5)	26	26	1.0%	26	1	—	—

Total Commercial Assets	515	388	14.9%	438			2.0

Residential Assets
Residential Loans	43	32	1.2%	32	165	709	5.7
Non-Agency RMBS	91	39	1.6%	61	33	CCC+	4.3
Real Estate ABS	8	—	0.0%	—	1	C	0.0

Total Residential Assets	142	71	2.8%	93			4.5

Corporate Assets
REIT Debt	29	29	1.1%	31	5	BB+	1.1
Corporate Bank Loans	165	98	3.8%	98	5	C	1.9

Total Corporate Assets	194	127	4.9%	129			1.8

Total Debt Investments	851	586	22.7%	660			2.4

Other Investments
Senior Housing Investments (6)	1,730	1,651	63.8%	1,651
Golf Investment (6)	367	350	13.5%	350

Total Portfolio/Weighted Average	$2,948	$2,587	100.0%	$2,661

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum rating for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Represents non-consolidated CDO securities, excluding nine securities with a zero value, which had an aggregate face amount of $116.1 million.
(5)	Represents an equity investment in a real estate owned property.
(6)	Face amount of senior housing and golf investment represents the gross carrying amount, including intangibles, and excludes accumulated depreciation and amortization.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income	$29,893	$62,824	$76,345	$124,156
Interest expense	33,905	21,998	69,760	44,708

Net interest income (expense)	(4,012)	40,826	6,585	79,448

Impairment/(Reversal)
Valuation allowance (reversal) on loans	1,526	(709)	2,772	1,525
Other-than-temporary impairment on securities	—	3,430	—	4,405
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	—	480	—	44

Total impairment (reversal)	1,526	3,201	2,772	5,974

Net interest income (expense) after impairment/reversal	(5,538)	37,625	3,813	73,474
Operating Revenues
Rental income	54,594	11,721	107,484	23,195
Care and ancillary income	5,666	2,292	11,127	4,318
Golf course operations	51,131	—	91,520	—
Sales of food and beverages - golf	19,923	—	33,462	—
Other golf revenue	12,332	—	21,682	—

Total operating revenues	143,646	14,013	265,275	27,513

Other Income
Gain on settlement of investments, net	40,403	5,066	42,735	5,063
Gain (loss) on extinguishment of debt	(3,410)	—	(3,410)	1,206
Other income, net	4,692	3,024	18,166	7,591

Total other income	41,685	8,090	57,491	13,860

Expenses
Loan and security servicing expense	408	1,021	1,265	2,055
Property operating expenses	24,280	8,409	48,084	16,772
Operating expenses - golf	65,178	—	123,516	—
Cost of sales - golf	8,807	—	14,763	—
General and administrative expense	9,633	9,938	18,845	14,151
Management fee to affiliate	7,475	8,148	15,512	17,713
Depreciation and amortization	31,031	4,070	61,390	8,149

Total expenses	146,812	31,586	283,375	58,840

Income from continuing operations before income tax	32,981	28,142	43,204	56,007
Income tax expense	540	—	835	—

Income from continuing operations	32,441	28,142	42,369	56,007
Income (loss) from discontinued operations, net of tax	(46)	25,581	(5,351)	35,729

Net Income	32,395	53,723	37,018	91,736
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Net loss attributable to noncontrolling interests	29	—	690	—

Income Applicable to Common Stockholders	$31,029	$52,328	$34,918	$88,946

Continued on next page.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income Per Share of Common Stock
Basic	$0.09	$0.20	$0.10	$0.36

Diluted	$0.09	$0.20	$0.10	$0.35

Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests
Basic	$0.09	$0.10	$0.11	$0.22

Diluted	$0.09	$0.10	$0.11	$0.21

Income (loss) from discontinued operations per share of common stock
Basic	$—	$0.10	$(0.02)	$0.14

Diluted	$—	$0.10	$(0.02)	$0.14

Weighted Average Number of Shares of Common Stock Outstanding
Basic	351,598,001	259,228,343	351,526,147	247,249,101

Diluted	362,860,506	265,396,219	362,963,068	252,807,613

Dividends Declared per Share of Common Stock	$0.10	$0.17	$0.20	$0.39

Consolidated Balance Sheet

($ in thousands)

	June 30, 2014 (Unaudited)	December 31, 2013
Assets
Real estate securities, available-for-sale	$311,268	$984,263
Real estate related and other loans, held-for-sale, net	289,112	437,530
Residential mortgage loans, held-for-investment, net	—	255,450
Residential mortgage loans, held-for-sale, net	32,083	2,185
Subprime mortgage loans subject to call option	406,217	406,217
Investments in senior housing real estate, net of accumulated depreciation	1,547,409	1,362,900
Investments in other real estate, net of accumulated depreciation	263,500	265,495
Intangibles, net of accumulated amortization	197,129	199,725
Other investments	26,123	25,468
Cash and cash equivalents	77,922	74,133
Restricted cash	3,703	5,889
Receivables and other assets	109,538	141,887
Assets of discontinued operations	—	690,746

Total Assets	$3,264,004	$4,851,888

Liabilities and Equity
Liabilities
CDO bonds payable	$263,581	$544,525
Other bonds and notes payable	82,053	230,279
Repurchase agreements	102,677	556,347
Mortgage notes payable	1,104,182	1,076,828
Credit facilities and obligations under capital leases, golf	156,578	152,498
Financing of subprime mortgage loans subject to call option	406,217	406,217
Junior subordinated notes payable	51,234	51,237
Dividends payable	36,101	36,075
Accounts payable, accrued expenses and other liabilities	269,778	276,491
Liabilities of discontinued operations	—	295,267

Total Liabilities	$2,472,401	$3,625,764

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2014 and December 31, 2013	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 351,709,903 and 351,453,495 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively	3,518	3,515
Additional paid-in capital	2,971,223	2,970,786
Accumulated deficit	(2,313,799)	(1,947,913)
Accumulated other comprehensive income	68,880	76,874

Total Newcastle Stockholders’ Equity	791,405	1,164,845
Noncontrolling interests	198	61,279

Total Equity	$791,603	$1,226,124

Total Liabilities and Equity	$3,264,004	$4,851,888

Reconciliation of Core Earnings

($ in thousands)

	2Q 2014	1Q 2014
Income available for common stockholders	$31,029	$3,889
Add (Deduct):
Impairment (reversal)	1,526	1,246
Other (income) loss(A)	(39,488)	(15,847)
Impairment (reversal), other (income) loss, depreciation and amortization and other adjustments from discontinued operations	—	5,792
Depreciation and amortization(B)	32,405	32,039
Acquisition and spin-off related expenses	4,484	6,602

Core earnings	$29,956	$33,721

(A)	Net of $1.9 million of deal expenses relating to the sale of the manufactured housing portfolio which were recorded to general and administrative expense under GAAP during 2Q 2014.
(B)	Including accretion of membership deposit liability of $1.4 million in 2Q 2014 and $1.7 million in 1Q 2014.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core Earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above and adjusting the consumer loans portfolio accounting to a level yield methodology. It also excludes depreciation and amortization charges, including accretion of membership deposit liability, and acquisition and spin-off related expenses.

Core Earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from Core Earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core Earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of its liquidity and is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of Core Earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

ABOUT NEWCASTLE

The Company focuses on investing in, and actively managing, real estate related assets and primarily invests in: (1) Senior Housing Assets (2) Real Estate Debt and (3) Golf & Other Investments. The Company conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expected lease yield and return on equity of investments in senior housing properties, and the expected completion of the reverse stock split. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.